AMENDED AND RESTATED

DECLARATION OF TRUST

of

GOLDMAN SACHS TRUST II

(A Delaware Statutory Trust)

i

ii

GOLDMAN SACHS TRUST II

AMENDED AND RESTATED DECLARATION OF TRUST

THIS DECLARATION OF TRUST is amended and restated this 11th day of December, 2012 by the undersigned trustees (together with all other persons from time to time duly elected, qualified and serving as Trustees in accordance with the provisions of Article II hereof, the “Trustees”) for the purpose of forming a Delaware statutory trust in accordance with the provisions hereinafter set forth. The name of the Trust created by this Declaration of Trust is the Goldman Sachs Trust II.

NOW, THEREFORE, the Trustees do hereby declare that the Trustees will hold IN TRUST all cash, securities, and other assets which the Trust now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the following terms and conditions for the benefit of the Shareholders of this Trust.

ARTICLE I

DEFINITIONS

Unless otherwise provided or required by the context:

(a) “By-Laws” means the By-Laws of the Trust adopted by the Trustees, as amended from time to time;

(b) “Class” or “Class of Shares” refers to the division of Shares representing any Series into two or more classes as provided in Article IV;

(c) “Commission,” “Interested Person,” and “Principal Underwriter” have the meanings provided in the 1940 Act;

(d) “Complaining Shareholder” shall refer to a Shareholder making a demand or bringing a claim pursuant to Article X, Section 10 hereof;

(e) “Covered Person” means a person so defined in Article IX, Section 3;

(f) “Delaware Act” means Chapter 38 of Title 12 of the Delaware Code entitled “Treatment of Delaware Statutory Trusts,” as amended from time to time;

(g) “Majority Shareholder Vote” means “the vote of a majority of the outstanding voting securities” as defined in the 1940 Act;

(h) “Net Asset Value” means the net asset value of the Trust or any Series or Class of Shares, determined as provided in Article V, Section 5;

(i) “Outstanding Shares” means Shares shown on the books of the Trust or its transfer agent as then issued and outstanding, but does not include Shares which have been repurchased or redeemed by the Trust;

(j) “Person” means and includes natural persons, corporations, partnerships, limited liability companies, trusts, associations, joint ventures, estates and other entities, any organized group of persons, whether or not a legal entity, and governments and agencies and political subdivisions thereof, whether domestic or foreign;

(k) “Registered Investment Company” means a company registered as a management investment company under the 1940 Act;

(l) “Series” or “Series of Shares” means one or more separate investment portfolios of the Trust into which the assets and liabilities of the Trust may be divided and the Shares of the Trust representing the beneficial interest of Shareholders in such respective portfolios;

(m)	“Shareholder” means a record owner of Outstanding Shares;

(n) “Shares” means the equal proportionate transferable units of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time or, if more than one Series or Class of Shares is authorized by the Trustees, the equal proportion transferable units into which each Series or Class of Shares shall be divided from time to time, (including whole Shares, and fractions of Shares);

(o) “Trust” means Goldman Sachs Trust II, and reference to the Trust, when applicable to one or more Series, refers to each such Series;

(p) “Trustees” means the person or persons who have signed this Declaration of Trust, so long as they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with Article II, in all cases in their capacities as Trustees hereunder;

(q) “Trust Property” means any and all property, real or personal, tangible or intangible, which is owned or held by or for the Trust or a Series or the Trustees on behalf of the Trust or a Series;

(r) The “1940 Act” means the Investment Company Act of 1940, as amended from time to time.

ARTICLE II

TRUSTEES

Section 1. Management of the Trust The business and affairs of the Trust shall be managed by or under the direction of the Trustees, and they shall have all powers necessary, convenient or desirable to carry out that responsibility. No Shareholder shall have any right to conduct any Trust business solely by reason of being a Shareholder. The Trustees may execute all instruments and take any and/or all action they deem necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of a Registered Investment Company and which may be engaged in or carried on by a trust organized under the Delaware Act, and in connection therewith the Trust shall have and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust. Any determination made by the Trustees in good faith as to what is in the interests of the Trust shall be conclusive.

Section 2. Initial Trustees; Number and Election of Trustees. The number of Trustees shall initially be one, and thereafter shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees, or by resolution approved at a duly constituted meeting. The Shareholders shall elect the Trustees (other than the initial Trustee) on such dates as the Trustees may fix from time to time. Shareholders shall not be required to elect Trustees except as required by the 1940 Act or under this Declaration of Trust.

Section 3. Term of Office. Each Trustee shall hold office indefinitely; except that (a) any Trustee may resign by delivering to the other Trustees or to any Trust officer a written resignation effective upon such delivery or a later date specified therein; (b) any Trustee may be removed with or without cause at any time by a written instrument signed by at least a majority of the other Trustees, specifying the effective date of removal; (c) any Trustee who requests to be retired, or who has become physically or mentally incapacitated or is otherwise unable to serve, may be retired by a written instrument signed by a majority of the other Trustees, specifying the effective date of retirement; (d) any Trustee may be retired who has reached the mandatory retirement age, if any, as set by a majority of the Trustees; and/or (e) any Trustee may be removed at any meeting of the Shareholders by a vote of at least two-thirds of the voting power of the Outstanding Shares of the Trust. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

Section 4. Vacancies; Appointment of Trustees. Whenever a vacancy shall exist in the Board of Trustees, regardless of the reason for such vacancy, the remaining Trustees may appoint any person as they determine in their sole discretion to fill that vacancy, consistent with the limitations under the 1940 Act. Such appointment shall be made by a written instrument signed by a majority of the Trustees or by a resolution of the Trustees, duly adopted and recorded in the records of the Trust, specifying the effective date of the appointment. The Trustees may appoint one or more new Trustees as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation, or removal of a Trustee, or an increase in number of Trustees, provided that such appointment shall become effective only at or after the expected vacancy occurs. As soon as any such Trustee has accepted his or her appointment in writing, the trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and he or she shall be deemed a Trustee hereunder. The power of appointment is subject to Section 16(a) of the 1940 Act. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this Article II, the Trustees remaining in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration.

Section 5. Temporary Vacancy or Absence. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, or while any Trustee is physically or mentally incapacitated, the remaining Trustees shall have all the powers hereunder and their certificate as to such vacancy or incapacity shall be conclusive. Any Trustee may, by power of attorney, delegate his or her powers as Trustee for a period not exceeding six (6) months at any one time to any other Trustee or Trustees to the extent permitted by the 1940 Act.

Section 6. Chairman. The Trustees shall appoint one of their number to be Chairman of the Board of Trustees. The Chairman shall preside at all meetings of the Trustees for which he or she is present, shall be responsible for the execution of policies established by the Trustees and the administration of the Trust, and may be the chief executive, financial and/or accounting officer of the Trust.

Section 7. Action by the Trustees. Subject to the requirements of the 1940 Act, the Trustees shall act by the requisite vote at a meeting duly called (including a meeting by telephonic or other electronic means) at which a quorum is present or by written consent of a majority of Trustees without a meeting. Three Trustees shall constitute a quorum at any meeting. For purposes hereof the term “requisite vote” shall mean (a) a majority vote, if a majority of the Trustees then in office shall be present at the meeting or (b) a unanimous vote if less than a majority of the Trustees then in office shall be present at the meeting. Notwithstanding the foregoing, a majority of the Trustees present at a meeting, whether or not representing a quorum, may act to adjourn a meeting. Any action taken by a unanimous vote of the Trustees where less than a majority of the Trustees is present at a meeting shall be reported at the next meeting of the Trustees where at least a majority is present. Meetings of the Trustees may be called orally or in writing by the President, the Chairman, or by any one of the Trustees. Notice of the time, date and place of all Trustees meetings shall be given to each Trustee as set forth in the By-Laws; provided, however, that no notice is required if the Trustees provide for regular or stated meetings. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who signs a waiver of notice either before or after the meeting. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any Trustee or Trustees authority to approve particular matters or take particular actions on behalf of the Trust. Any written consent or waiver may be provided and delivered to the Trust by facsimile or other similar electronic mechanism.

Section 8. Ownership of Trust Property. The Trust Property of the Trust and of each Series shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All of the Trust Property and legal title thereto shall at all times be considered as vested in the Trust, except that the Trustees may cause legal title in and beneficial ownership of any Trust Property to be held by, or in the name of one or more of the Trustees acting for and on behalf of the Trust, or in the name of any person as nominee acting for and on behalf of the Trust. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or of a Series or any right of partition or possession thereof, but each Shareholder shall have, as provided in Article IV, a proportionate undivided beneficial interest in the Trust or the assets belonging to the Series represented by Shares. The Shares shall be personal property giving only the rights specifically set forth in this Trust Instrument. The Trust, or at the determination of the Trustees, one or more of the Trustees or a nominee acting for and on behalf of the Trust, shall be deemed to hold legal title and beneficial ownership of any income earned on securities of the Trust issued by any business entities formed, organized, or existing under the laws of any jurisdiction, including the laws of any foreign country. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee (other than as a result of his death or incapacity), he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

Section 9. Effect of Trustees Not Serving. The death, resignation, retirement, removal, incapacity, or inability or refusal to serve of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

Section 10. Trustees, etc. as Shareholders. Subject to any restrictions in the By-Laws, any Trustee, officer, agent or independent contractor of the Trust may acquire, own and dispose of Shares to the same extent as any other Shareholder; the Trustees may issue and sell Shares to and buy Shares from any such person or any firm or company in which such person is interested, subject only to any general limitations herein.

Section 11. Series of Trustees. In connection with the establishment of one or more Series or Classes, the Trustees establishing such Series or Class may appoint, to the extent permitted by the Delaware Act, separate Trustees with respect to such Series or Classes (the “Series Trustees”). Series Trustees may, but are not required to, serve as Trustees of the Trust or any other Series or Class of the Trust. Unless otherwise determined by the Trustees in the appointment of Series Trustees, the Series Trustees would have, to the exclusion of any other Trustee of the Trust, all the powers and authorities of Trustees hereunder with respect to such Series or Class, but may have no power or authority with respect to any other Series or Class. Any provision of this Declaration relating to election of Trustees by Shareholders only shall entitle the Shareholders of a Series or Class for which Series Trustees have been appointed to vote with respect to the election of such Series Trustees and the Shareholders of any other

Series or Class shall not be entitled to participate in such vote. In the event that Series Trustees are appointed, the Trustees initially appointing such Series Trustees shall, without the approval of any Outstanding Shares, amend either the Declaration or the By-laws to provide for the respective responsibilities of the Trustees and the Series Trustees in circumstances where an action of the Trustees or Series Trustees affects all Series of the Trust or two or more Series represented by different Trustees.

ARTICLE III

POWERS OF THE TRUSTEES

Section 1. Powers. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if they were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted in this Declaration of Trust. The Trustees in all instances shall act as principals, free of the control of the Shareholders. The Trustees shall have full power and authority to take or refrain from taking any action and to execute any contracts and instruments that they may consider necessary, convenient or desirable in the management of the Trust. The Trustees shall not in any way be bound or limited by current or future laws or customs applicable to trust investments, but shall have full power and authority to make any investments which they, in their sole discretion, deem proper to accomplish the purposes of the Trust. The Trustees may exercise all of their powers without recourse to any court or other authority. Subject to any applicable limitation herein or in the By-Laws, operating documents or resolutions of the Trust, the Trustees shall have power and authority, without limitation:

(a) To operate as and carry on the business of a Registered Investment Company, and exercise all the powers necessary and proper to conduct such a business;

(b) To subscribe for, invest in, reinvest in, purchase, or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute, or otherwise deal in or dispose of any form of property, including, without limitation, cash (U.S. currency), foreign currencies and related instruments, and securities (including common and preferred stocks, warrants, bonds, debentures, time notes, and all other evidences of indebtedness, negotiable or non-negotiable instruments, obligations, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, dollar rolls, convertible securities, forward contracts, options, futures contracts, swaps, and other financial contracts or derivative instruments) issued, guaranteed, or sponsored by any state, territory, or possession of the United States or the District of Columbia or their political subdivisions, agencies, or instrumentalities, or by the U.S. government, any foreign government, or any agency, instrumentality, or political subdivision thereof, or by any international instrumentality, or by any bank, savings institution, corporation, or other business entity organized under the laws of the United States (including a Registered Investment Company or any series thereof, subject to the provisions of the 1940 Act) or under foreign laws, without regard to whether any such securities mature before or after the possible termination of the Trust; to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description; and to hold cash or other property uninvested, without in any event being bound or limited by any current or future law or custom concerning investments by trustees;

(c) To adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and to amend and repeal them to the extent such right is not reserved to the Shareholders;

(d) To elect and remove such officers and appoint and terminate such agents as they deem appropriate;

(e) To employ as custodian of any assets of the Trust, subject to any provisions herein or in the By-Laws, one or more banks, trust companies or companies that are members of a national securities exchange, or other entities permitted by the Commission to serve as such;

(f) To retain one or more transfer agents and Shareholder servicing agents, or both;

(g) To provide for the distribution of Shares either through one or more Principal Underwriters or by the Trust itself, or both, or pursuant to a distribution plan of any kind and to adopt on behalf of any Series or Class distribution, authorized dealer service, administration, service or other plans providing for compensation by such Series or Class for distribution, administration, shareholder liaison or similar services.

(h) To set record dates in the manner provided for herein or in the By-Laws;

(i) To delegate such authority as they consider desirable to any officers of the Trust and to any agent, independent contractor, manager, investment adviser, custodian, administrator, underwriter or other service provider;

(j) To sell, exchange or otherwise dispose of any or all of the assets of the Trust;

(k) To vote or give assent, or exercise any rights of ownership, with respect to other securities or property; and to execute and deliver powers of attorney delegating such power to other persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(l) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities or other property;

(m) To hold any security or other property (i) in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form, or (ii) either in the Trust’s or Trustees’ own name or in the name of a custodian or a nominee or nominees, subject in either case to safeguards according to the usual practice of statutory trusts or Registered Investment Companies;

(n) To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes, and with separate Shares representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions of Article IV;

(o) To incur and pay all expenses that in the opinion of the Trustees or their delegates are necessary or incidental to carry out any of the purposes of this Declaration of Trust; to pay reasonable compensation to themselves as Trustees from the Trust Property or the assets belonging to any appropriate Series or Class; to pay themselves such compensation for special services, including legal and brokerage services, and such reimbursement for expenses reasonably incurred by themselves on behalf of the Trust or a Series or Class, as they in good faith may deem reasonable; and to fix the compensation of all officers and employees of the Trust;

(p) To the full extent permitted by Section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Series and liabilities and expenses to a particular Class or to apportion the same between or among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Article IV, Section 4;

(q) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern whose securities are held by the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern; and to pay calls or subscriptions with respect to any security held in the Trust;

(r) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

(s) To declare and make distributions of income and of capital gains to Shareholders in the manner hereinafter provided for;

(t) To borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging, or otherwise subjecting as security any assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee or undertake the performance of any obligation, contract, or engagement of any other person, firm, association, or corporation and to lend Trust Property;

(u) To establish, from time to time, a minimum total investment for Shareholders in the Trust or in one or more Series or Classes, and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum;

(v) To purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and, subject to applicable law and any restrictions set forth in the By-laws, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, Principal Underwriters, or independent contractors of the Trust, individually, against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, investment adviser, Principal Underwriter, or independent contractor, whether or not the Trust would have the power to indemnify such Person against liability;

(w) To establish committees for such purposes, with such membership, and with such responsibilities as the Trustees may consider proper, including a committee consisting of fewer than all of the Trustees then in office, which may act for and bind the Trustees and the Trust with respect to the institution, prosecution, dismissal, settlement, review or investigation of any legal action, suit or proceeding, pending or threatened to be brought before any court, administrative agency, or other adjudicatory body;

(x) To establish committees for such purposes, with such membership, and with such responsibilities as the Trustees may consider proper, including a committee consisting solely of officers of the Trust or Series of the Trust;

(y) To interpret the investment policies, practices, or limitations of the Trust or a Series;

(z) To establish a registered office and have a registered agent in the State of Delaware;

(aa) To issue, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, dispose of and otherwise deal in Shares; to establish terms and conditions regarding the issuance, sale, repurchase, redemption, cancellation, retirement, acquisition, holding, resale, reissuance, disposition of or dealing in Shares; and, subject to Articles IV and V, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust or of the particular Series with respect to which such Shares are issued;

(bb) To carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers, and to take every other action incidental to the foregoing business or purposes, objects or powers;

(cc) To select such name for the Trust, or a Series or Class, as the Trustees deem proper in their discretion, without Shareholder approval, in which event the Trust may hold its property and conduct its activities under such other name;

(dd) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, including cash or foreign currency, and any interest therein;

(ee) To aid by further investment any corporation, company, trust, association or firm, any obligation of or interest in which is included in the Trust Property or in the affairs of which the Trustees have any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest; and to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any such corporation, company, trust, association or firm;

(ff) To invest part or all of the Trust Property (or part or all of the assets of any Series), or to dispose of part or all of the Trust Property (or part or all of the assets of any Series) and invest the proceeds of such disposition, in securities issued by one or more other Registered Investment Companies (including investment by means of transfer of part or all of the Trust Property in exchange for an interest or interests in such one or more investment companies) all without any requirement of approval by Shareholders;

(gg) To enter into joint ventures, partnerships and other combinations and associations.

(hh) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such Committee, depositary or trustee as the Trustees shall deem proper;

(ii) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust; and

(jj) To take any other action that may be taken by a Board of Directors of a business corporation organized under the laws of the State of Delaware.

The clauses above shall be construed as objects and powers, and the enumeration of specific powers shall not limit in any way the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series, and not an action in an individual capacity. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order. In construing this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees.

Section 2. Certain Transactions. Except as prohibited by applicable law, the Trust may buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, administrator, distributor or transfer agent for the Trust or with any Interested Person of such person. The Trust may employ any such person or entity in which such person is an Interested Person, as broker, legal counsel, registrar, investment adviser, administrator, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

ARTICLE IV

SHARES

Section 1. Division of Beneficial Interest. The Shares of the Trust may be issued in one or more Series as the Trustees may, without Shareholder approval, authorize. Each Series shall be preferred over all other Series in respect of the assets specifically allocated to that Series within the meaning of the 1940 Act and shall represent a separate investment portfolio of the Trust. The beneficial interest in each Series shall at all times be divided into Shares, without par value, or with such par value as may specifically be fixed from time to time by the Trustees, each of which shall, except as provided in the following sentence, represent an equal proportionate interest in the Series with each other Share of the same Series, none having priority or preference over another. The Trustees may, without Shareholder approval, divide the Shares of the Trust or of any Series into two or more Classes (including, without limitation, two or more classes of common and/or preferred stock or other interests), Shares of each such Class having such preferences, voting rights, terms of redemption, if any, and special or relative rights and privileges (including conversion rights, if any) as the Trustees may determine or as shall be set forth in the By-Laws. Subject to applicable law, the Trustees may, without Shareholder approval, authorize the Trust to issue subscription or other rights representing interests in Shares to existing Shareholders or other persons subject to such terms and conditions as the Trustees may determine. The number of Shares of each Series or Class authorized shall be unlimited, except as the By-Laws may otherwise provide, and the Shares so authorized may be represented in part by fractional shares. The Trustees may from time to time divide or combine the Shares of any Series or Class into a greater or lesser number without thereby changing the proportionate beneficial interest in the Series or Class. All Shares issued hereunder, including Shares issued in connection with a distribution of Shares or a split or reverse split of Shares, shall be fully paid and nonassessable. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. The current Series, Classes and other subdivisions of Shares are listed on Schedule A hereto.

Section 2. Investment in the Trust. The Trustees may accept or reject investments in the Trust and each Series from such persons and on such terms not inconsistent with the provisions of the 1940 Act and other applicable law, as they from time to time authorize or determine. At the Trustees’ discretion, such investments, subject to applicable law, may be in the form of cash or securities and other instruments in which the Trust is authorized to invest. Investments in the Trust shall be credited to each Shareholder’s account in the form of full and fractional Shares.

Section 3. Assets and Liabilities. All consideration received by the Trust for the issue or sale of Shares, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof (including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be), shall be held and accounted for separately from the other assets of the Trust and every other Series and are referred to as “assets belonging to” that Series. The assets belonging to a Series shall belong only to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. Any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more Series as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and such assets, earnings, income, profits or funds, or payments and proceeds thereof shall be referred to as assets belonging to the respective Series. The assets belonging to a Series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in trust for the benefit of the Shareholders of that Series. The assets belonging to a Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series, except that liabilities and expenses allocated solely to a particular Class shall be borne by that Class. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Trustees between or among any one or more of the Series or Classes in such manner as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes.

Without limiting the foregoing, but subject to the right of the Trustees to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or of any other Series. Notice of this contractual limitation on liabilities among Series may, in the Trustees’ discretion, be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on liabilities among Series (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against a Series may look only to the assets of that Series to satisfy or enforce any debt, with respect to that Series. No Shareholder or former Shareholder of a Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

Section 4. Ownership and Transfer of Shares. The Trust shall maintain a register containing the names and addresses of the Shareholders of the Trust and each Series and Class, the number of Shares of the Trust and each Series and Class held by such Shareholders, and a record of all Share transfers. The register shall be conclusive as to the identity of Shareholders of record and the number of Shares held by them from time to time. No certificates certifying the ownership of Shares need be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the use of facsimile signatures, the transfer of Shares, and similar matters. The Trustees may make rules governing the transfer of Shares. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders and as to the number of Shares of each Series and class thereof held from time to time by each such Shareholder.

Section 5. Status of Shares; Limitation of Shareholder Liability. Shares shall be deemed to be personal property giving Shareholders only the rights provided in this Declaration of Trust or the Delaware Act. Every Shareholder, by virtue of having acquired a Share, shall be held expressly to have assented to and agreed to be bound by the terms of this Declaration of Trust and to have become a party hereto. No Shareholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for or otherwise existing with respect to, the Trust or a Series. The death, incapacity, dissolution, termination or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of such Shareholder under this Trust Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. Neither the Trust nor the Trustees shall have any power to bind any Shareholder personally or to demand payment from any Shareholder for anything, other than as agreed by the Shareholder. Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware. Every written obligation of the Trust or a Series may contain a statement to the effect that such obligation may only be enforced against the assets of the Trust or such Series; however, the omission of such statement shall not operate to bind or create personal liability for any Shareholder or Trustee.

ARTICLE V

DISTRIBUTIONS, REDEMPTIONS AND REPURCHASES

Section 1. Distributions. The Trustees or a committee of one or more Trustees and/or one or more officers may declare and pay dividends and other distributions, including dividends on Shares of a particular Series or Class of Shares of the Trust and other distributions from the assets belonging to that Series. No dividend or distribution, including, without limitation, any distribution paid upon termination of the Trust or of any Series or Class with respect to, nor any redemption or repurchase of, the Shares of any Series or Class shall be effected by the Trust other than from the assets held with respect to such Series, nor shall any Shareholder of any particular Series otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders. The amount and payment of dividends or distributions and their form, whether they are in cash, Shares or other Trust Property, shall be determined by the Trustees. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All dividends and other distributions on Shares of a particular Series or Class of Shares of the Trust shall be distributed pro rata to the Shareholders of that Series or Class in proportion to the number of Shares of that Series or Class they held on the record date established for such payment, except that such dividends and distributions shall appropriately reflect expenses allocated to a particular Class of such Series or the Trust. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or similar plans as the Trustees deem appropriate.

Section 2. Redemptions and Repurchases of Shares. From time to time, the Trust may redeem or repurchase its Shares, all upon such terms and conditions as may be determined by the Trustees and subject to any applicable provisions of the 1940 Act or any exemption therefrom. The Trust may require Shareholders to pay a sales charge, or any other form of charge to the Trust, to the underwriter or to any other person designated by the Trustees upon redemption or repurchase of Shares in such amount as shall be determined from time to time by the Trustees. The Trust may also charge a redemption or repurchase fee, payable to the Trust, in such amount as may be determined from time to time by the Trustees. The Trustees may from time to time specify conditions, not inconsistent with the 1940 Act or any exemption therefrom, regarding the redemption or repurchase of Shares of the Trust.

Section 3. Price. Subject to Article V, Section 2 hereof, Shares may be redeemed or repurchased at their Net Asset Value or at such other price as is in compliance with the 1940 Act or any exemption therefrom, which may be reduced by any sales charge, withdrawal charge, or any other form of charge authorized by the Trustees. Net Asset Value shall be determined as set forth in Article V, Section 5 hereof as of such time as the Trustees shall have theretofore prescribed by resolution. Subject to Article V, Section 2 hereof, Shares of Preferred Stock may be redeemed or repurchased on such terms as are stipulated in the document or resolution of the Trustees establishing their terms.

Section 4. Manner of Payment. Payment for Shares redeemed or repurchased shall be made in cash or in property out of the assets of the Trust, or if applicable, the relevant Class or Series to the Shareholder of record at such time and in the manner, not inconsistent with the 1940 Act or other applicable laws.

Section 5. Determination of Net Asset Value. The Trustees shall cause the Net Asset Value of Shares of the Trust, a Series or Class to be determined from time to time in a manner consistent with applicable laws and regulations. The Trustees may delegate the power and duty to determine Net Asset Value per Share to one or more Trustees or officers of the Trust, to a committee or other group of persons, or to an investment manager, administrator or investment adviser, custodian, depository or other agent appointed for such purpose. The Net Asset Value of Shares shall be determined separately for each Series or Class at such times as may be prescribed by the Trustees or, in the absence of action by the Trustees as of the close of regular trading on the New York Stock Exchange on each day for all or part of which such Exchange is open for regular trading.

Section 6. Mandatory Redemptions. Each Share is subject to redemption by the Trust: (i) at any time, in the sole discretion of the Trustees or (ii) upon such other conditions as may from time to time be determined by the Trustees and set forth in the then current Prospectus. Upon such redemption the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price. Any such redemption shall be effected at the redemption price and in the manner provided in this Article. Shareholders shall upon demand disclose to the Trustees in writing such information concerning direct and indirect ownership of Shares as the Trustees when such disclosure is in the best interest of the Trust or any Fund.

ARTICLE VI

SHAREHOLDERS’ VOTING POWERS AND MEETINGS

Section 1. Voting Power. Shareholders shall not have the power to vote on any matter except: (a) for the election of or removal of Trustees to the extent and as provided in this Declaration of Trust and (b) with respect to such additional matters relating to the Trust as may be required by the 1940 Act or as the Trustees may consider and determine necessary or desirable.

On any matter submitted to a vote of the Shareholders, all Shares of all Series or Classes shall be voted together in the aggregate and not by individual Series or Classes, except (a) when required by the 1940 Act to be voted by individual Series or Classes, or (b) when the Trustees have determined that the matter affects only the interests of Shareholders of one or more Series or Classes, or as deemed appropriate in their discretion. As determined by the Trustees without the vote or consent of Shareholders, on any matter submitted to a vote of Shareholders, either (i) each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote or (ii) each dollar of Net Asset Value of the Share determined at the close of business on the record date (except as otherwise provided in Article X Section 8) shall be entitled to one vote on any matter on which such Shares are entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy or in any manner provided for in the By-Laws. The By-Laws may provide that proxies may be given by any electronic or telecommunications device or in any other manner, but if a proposal by anyone other than the officers or Trustees is submitted to a vote of the Shareholders of any Series or Class, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Shares may be voted only in person or by written proxy. Until Shares of a Series or Class thereof are issued, as to that Series or Class the Trustees may exercise all rights of Shareholders and may take any action required or permitted to be taken by Shareholders by law, this Declaration of Trust or the By-Laws.

Section 2. Meetings of Shareholders. Annual meetings shall not be required. Special meetings of the Shareholders of the Trust, a Series or Class may be called by the Trustees. Special meetings of Shareholders shall be held, notice of such meetings shall be delivered and waiver of notice shall occur according to the provisions of the Trust’s By-Laws. Any action that may be taken at a meeting of Shareholders may be taken without a meeting according to the procedures set forth in the By-Laws.

Section 3. Quorum; Required Vote. Except as otherwise provided by the 1940 Act, one-third of the voting power of the Shares entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Shareholders’ meeting, with quorum being determined separately with respect to a Series or Class when such Series or Class is entitled to vote separately. Any lesser number shall be sufficient for adjournments. Any adjourned session of a Shareholders’ meeting may be held without further notice. Except when a Majority Shareholder Vote or other larger vote is required by law, this Declaration of Trust or the By-Laws, a majority of votes cast, in person or by proxy, shall decide any matters to be voted upon and a plurality of votes cast shall elect a Trustee. Shareholders may act as to the Trust or any Series or Class by the written consent of a majority (or such greater amount as may be required by applicable law) of the voting power of the Shares of the Trust or of such Series or Class, as the case may be.

ARTICLE VII

CONTRACTS WITH SERVICE PROVIDERS

Section 1. Investment Adviser. The Trustees may enter into one or more investment advisory or management contracts or, if the Trustees establish multiple Series, separate investment advisory or management contracts with respect to one or more Series, providing for investment advisory services, administration, statistical and research facilities and services, and other facilities and services to be furnished to the Trust or Series on terms and conditions acceptable to the Trustees. Any such contract may provide for the investment adviser to effect purchases, sales or exchanges of portfolio securities or other Trust Property on behalf of the Trustees or may authorize any officer or agent of the Trust to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser. The Trustees may authorize the investment adviser to employ one or more sub-advisers or servicing agents.

Section 2. Principal Underwriter. The Trustees may enter into exclusive or non-exclusive contracts on behalf of the Trust or a Series or Class, providing for the distribution and sale of Shares by the other party, either directly or as sales agent, on terms and conditions acceptable to the Trustees; and such contracts may also provide for the repurchase of Shares by such other party as agent of the Trustees. The Trustees may adopt a plan or plans of distribution with respect to Shares of the Trust or particular Series or Class of Shares and enter into any related agreements, whereby the Series or Class finances directly or indirectly any activity that is primarily intended to result in sales of its Shares.

Section 3. Transfer Agency and Shareholder Services Agreements. The Trustees, on behalf of the Trust or a Series or Class, may enter into transfer agency agreements and Shareholder service agreements with any party or parties on terms and conditions acceptable to the Trustees.

Section 4. Administration Agreement. The Trustees may enter into an administration agreement or, if the Trustees establish multiple Series or Classes, separate administration agreements with respect to each Series or Class, with any part or parties on terms and conditions acceptable to the Trustees.

Section 5. Custodian. The Trustees, on behalf of the Trust or any Series, may enter into an agreement with a custodian on terms and conditions acceptable to the Trustees, subject to the requirements of Section 17(f) of the 1940 Act. Upon termination of any such agreement with a custodian or the inability of the custodian to continue to serve as custodian, in either case with respect to the Trust or any Series, the Trustees shall (a) use their best efforts to obtain a successor custodian; and (b) require that the cash, securities and other assets owned by the Trust or any Series be delivered directly to the successor custodian. The Trust may make such other arrangements for the custody of its assets (including deposit arrangements) as may be required by any applicable law, rule or regulation.

Section 6. Parties to Contracts with Service Providers. The Trustees may enter into any contracts with any entity, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, partner, shareholder, or member of such entity and no such contract shall be invalidated or rendered void or voidable because of such relationship. No person having such a relationship shall be disqualified from voting on or executing a contract in his or her capacity as Trustee and/or Shareholder, or be liable merely by reason of such relationship for any loss or expense to the Trust with respect to such a contract or accountable for any profit realized directly or indirectly therefrom; provided, that the contract was not inconsistent with this Declaration of Trust, the By-Laws and applicable law.

ARTICLE VIII

EXPENSES OF THE TRUST AND SERIES

Section 1. Payment of Expenses by the Trust. Subject to Article IV, Section 4, the Trust or a particular Series shall pay, or shall reimburse the Trustees from the Trust estate or the assets belonging to the particular Series, for their expenses (or the expenses of a Class of such Series) and disbursements, including, but not limited to, interest charges, taxes, brokerage fees and commissions; expenses of issue, repurchase and redemption of Shares; insurance premiums; applicable fees, interest charges and expenses of third parties, including the Trust’s investment advisers, managers, administrators, distributors, custodians, transfer agents and fund accountants; fees of pricing, interest, dividend, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses (including, if approved by the Trustees, an allocated portion of the legal, accounting and compliance expenses incurred by the Investment Adviser, Administrator or other service provider to the Trust); costs of forming the Trust and its Series and maintaining its existence; costs of preparing and printing the prospectuses of the Trust and each Series, statements of additional information and reports for Shareholders and delivering them to Shareholders; expenses of meetings of Shareholders and proxy solicitations therefor (unless otherwise agreed to by another party); costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Trustees; compensation of the Trust’s officers and employees and costs of other personnel performing services for the Trust or any Series; costs of Trustee meetings; Commission registration fees and related expenses; state or foreign securities laws registration fees and related expenses; and for such non-recurring items as may arise, including litigation to which the Trust or a Series (or a Trustee or officer of the Trust acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust.

Section 2. Payment of Expenses by Shareholders. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series of Class, to pay directly, in advance or arrears, for charges of the Trust’s custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

ARTICLE IX

LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 1. Trustees, etc. Not Personally Liable. All persons contracting with or having any claim against the Trust or a particular Series shall look only to the assets of the Trust or such Series for payment under such contract or claim; and neither the Trustees nor, when acting in such capacity, any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. Any written instrument or obligation on behalf of the Trust or any Series may contain a statement to the foregoing effect, but the absence of such statement shall not operate to make any Trustee or officer of the Trust liable thereunder.

Section 2. Limitation of Liability. A Trustee or officer shall be liable for such Person’s own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office as a Trustee or officer, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law.

Section 3. Indemnification. (a) Subject to the exceptions and limitations contained in subsections (b) and (c) below:

(i) every person who is, or has been, a Trustee or an officer, or employee of the Trust or any Series, including any individual who serves at its request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise, (“Covered Person”) shall be indemnified by the Trust or the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Covered Person and against amounts paid or incurred by him or her in the settlement thereof; and

(ii) as used herein, the words “claim,” “action,” “suit,” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened, and the words “liability” and “expenses” shall include, without limitation, attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

(b) No indemnification shall be provided hereunder to a Covered Person:

(i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, or (B) not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Trust; or

(ii) in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office; (A) by the court or other body approving the settlement; (B) by the vote of at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the proceeding based upon a review of readily available facts (as opposed to a full trial-type inquiry); (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full-trial-type inquiry) or (D) by a vote of a majority of Outstanding Shares entitled to vote, excluding any Outstanding Shares owned of record or beneficially by such individual.

(c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.

(d) To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Section may be paid by the Trust or applicable Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him or her to the Trust or applicable Series if it is ultimately determined that he or she is not entitled to indemnification under this Section; provided, however, that either (i) such Covered Person shall have provided appropriate security for such undertaking, (ii) the Trust is insured against losses arising out of any such advance payments or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the proceeding, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such Covered Person will not be disqualified from indemnification under this Section.

(e) Any repeal or modification of this Article IX, or adoption or modification of any other provision of the Declaration of Trust or By-Laws inconsistent with this Article, shall be prospective only, to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, modification or adoption.

Section 3. Indemnification of Shareholder. If any Shareholder or former Shareholder of any Series shall be held personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or in the case of any entity, its general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, upon request by such Shareholder, assume the defense of any claim made against such Shareholder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.

Section 4. No Duty of Investigation; Notice in Trust Instruments, Etc. No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust or a Series thereof shall be required to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, or employee . Every obligation, contract, instrument, certificate, Share, other security of the Trust or a Series thereof or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust or a Series thereof. Every written obligation, contract instrument certificate, Share, other security of the Trust or a Series thereof or undertaking made or issued by the Trustees may recite that the same is executed or made by them not individually, but as Trustees under the Declaration, and that the obligations of the Trust or a Series thereof under any such instrument are not binding upon any of the Trustees or Shareholders individually, but bind only the Trust Property or the Trust Property of the applicable Series, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to bind the Trustees individually. The Trustees may maintain insurance for the protection of the Trust Property or the Trust Property of the applicable Series, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable and as required by the 1940 Act.

ARTICLE X

MISCELLANEOUS

Section 1. Trust Not a Partnership. This Declaration of Trust creates a trust and not a partnership. No Trustee shall have any power to bind personally either the Trust’s officers or any Shareholder.

Section 2. Trustee Action; Expert Advice; No Bond or Surety. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article IX, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration. Each Trustee, officer or employee of the Trust or a Series thereof shall, in the performance of his duties, powers and discretion hereunder, and subject to the provisions of Article IX, not be liable and shall be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust or a Series thereof, upon the advice or an opinion of counsel, or upon reports made to the Trust or a Series thereof by any of its officers or employees or by the Investment Adviser, the Administrator, the Distributor, Transfer Agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee. The appointment, designation or identification of a Trustee as Chairman of the Trustees, a member or chairman of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or any other special appointment, designation or identification of a Trustee, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

Section 3. Record Dates. The Trustees may fix in advance a date up to one hundred twenty (120) days before the date of any Shareholders’ meeting, or the date for the payment of any dividends or other distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of such dividend or other distribution, or to receive any such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of Shares. Record dates for adjourned meetings of Shareholders shall be set according to the Trust’s By-Laws. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series (or Classes).

Section 4. Termination of the Trust. Unless terminated as provided herein, this Trust shall have perpetual existence. Without the approval of Shareholders (except as may be required by law), the Trustees may

(i) sell and convey all or substantially all of the assets of the Trust or any affected Series to another Series or to another entity for adequate consideration, which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any affected Series, and which may include shares of or interests in such Series, entity, or series, thereof; or

(ii) at any time sell and convert into money all or substantially all of the assets of the Trust or any affected Series.

Upon making reasonable provision for the payment of all known liabilities of the Trust or any affected Series in either (i) or (ii), by such assumption or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) ratably among the Shareholders of the Trust or any affected Series then outstanding; however, the payment to any particular Class of such Series may be reduced by any fees, expenses or charges allocated to that Class. Nothing in this Declaration of Trust shall preclude the Trustees from distributing such remaining proceeds or assets so that holders of the Shares of a particular Class of the Trust or any affected Series receive as their ratable distribution shares solely of an analogous class, as determined by the Trustees, of a Registered Investment Company or series thereof.

Upon completion of the distribution of the remaining proceeds or assets pursuant to this Section, the Trust or affected Series shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder with respect thereto and the right, title and interest of all parties therein shall be canceled and discharged. Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust’s certificate of trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee.

Section 5. Reorganization and Master/Feeder. (a) Notwithstanding anything else herein, to change the Trust’s form of organization the Trustees may, without Shareholder approval, (i) cause the Trust to merge or consolidate with or into one or more entities, if the surviving or resulting entity is the Trust or another management investment company under the 1940 Act, or a series thereof, that will succeed to or assume the Trust’s registration under the 1940 Act, (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law or (iii) cause the Trust to incorporate to the extent permitted by law. Any agreement of merger or consolidation or certificate of merger may be signed by a majority of Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

(a) Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 5 may effect any amendment to the Declaration of Trust or effect the adoption of a new Declaration of Trust of the Trust if it is the surviving or resulting trust in the merger or consolidation.

(b) The Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all or portion of the Trust Property or the Trust Property allocated or belonging to such Series or to carry on any business in which the Trust shall directly or indirectly have any interest, or to sell, convey and transfer all or a portion of the Trust Property or the Trust Property allocated or belonging to such Series to any such corporation, trust, association or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association, or organization or any corporation, partnership, trust, association or organization in which the Trust or such Series holds or is about to acquire shares or any other interest The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring alt or a portion of the Trust Property to such organization or entities.

(c) Notwithstanding anything else herein, the Trustees may, without Shareholder approval, invest all or a portion of the Trust Property of any Series, or dispose of all or a portion of the Trust Property of any Series, and invest the proceeds of such disposition in interests issued by one or more other investment companies registered under the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the taws of the State of New York or any other state or jurisdiction) (or subtrust thereof) which is classified as a partnership for federal income tax purposes Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by applicable law, cause a Series that is organized in the master/feeder fund structure to withdraw or redeem its Trust Property from the master fund and cause such series to invest its Trust Property directly in securities and other financial instruments or in another master fund.

Section 6. Declaration of Trust. The original or a copy of this Declaration of Trust and of each amendment hereto or Declaration of Trust supplemental shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by a Trustee or an officer of the Trust as to the authenticity of the Declaration of Trust or any such amendments or supplements and as to any matters in connection with the Trust. The masculine gender herein shall include the feminine and neuter genders. Headings herein are for convenience only and shall not affect the construction of this Declaration of Trust. This Declaration of Trust may be executed in any number of counterparts, each of which shall be deemed an original.

Section 7. Applicable Law. This Declaration of Trust and the Trust created hereunder are governed by and shall be construed and administered according to the Delaware Act and the applicable laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration of Trust (a) the provisions of Section 3540 of Title 12 of the Delaware Code, or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration of Trust. The Trust shall be of the type commonly called a Delaware statutory trust, and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 8. Amendments. The Trustees may, without any Shareholder vote, amend or otherwise supplement this Declaration of Trust by making an amendment, a Declaration of Trust supplemental hereto or an amended and restated Declaration of Trust. When they determine it necessary or desirable, the Trustees may in their sole discretion, submit any such amendment to the shareholders of the Trust or solely to the Shareholders of any one or more Series or Classes. Notwithstanding anything else herein, any amendment to Article IX which would have the effect of reducing the indemnification and other rights provided thereby to Trustees, officers, employees of the Trust or to Shareholders or former Shareholders, and any repeal or amendment of this sentence shall each require the affirmative vote of the holders of two-thirds of the Outstanding Shares of the Trust entitled to vote thereon. The Trust’s certificate of trust may be amended at any time for any purpose as the Trustees may determine and such amendment shall be signed by one or more of the Trustees or by an officer of the Trust as duly authorized by vote of a majority of the Trustees then in office.

Section 9. Fiscal Year. The fiscal year of the Trust shall end on a specified date as set forth in the By-Laws; provided that different Series may have different fiscal years. The Trustees may change the fiscal year of the Trust without Shareholder approval.

Section 10. Derivative Actions. (a) The purpose of this Section is to protect the interests of the Trust and its Shareholders by establishing a process that will permit legitimate inquiries and claims to be made and considered while avoiding the time, expense, distraction and other harm that can be caused to the Trust and its Shareholders as a result of spurious shareholder demands and derivative actions.

(b) No Shareholder may bring a derivative or similar action or proceeding in the right of the Trust or any Series to recover a judgment in its favor (a “derivative action”) unless each of the following conditions is met:

(i) Each Complaining Shareholder was a Shareholder of (A) the Series on behalf of or in the right of which the action is proposed to be brought and (B) a Class of the Series affected by the action or failure to act complained of, to the extent that fewer than all Classes were affected (the “affected Series or Class”), at the time of the action or failure to act complained of, or acquired the Shares afterwards by operation of law from a person who was a Shareholder at that time;

(ii) Each Complaining Shareholder was a Shareholder of the affected Series or Class at the time the demand required by subparagraph (iii) below was made;

(iii) Prior to the commencement of such derivative action, the Complaining Shareholders have made a written demand on the Trustees requesting that the Trustees cause the Trust to file the action itself on behalf of the affected Series or Class (a “demand”), which demand (A) shall be executed by or on behalf of no less than three (3) Complaining Shareholders, each of which shall be unaffiliated and unrelated (by blood or by marriage) to any other Complaining Shareholder executing such written demand and (B) shall include at least the following:

(1) a detailed description of the action or failure to act complained of, the facts upon which each such allegation is made and the reasonably estimated damages or other relief sought;

(2) a statement to the effect that the Complaining Shareholders believe in good faith that they will fairly and adequately represent the interests of similarly situated Shareholders in enforcing the right of the affected Series or Class and an explanation of why the Complaining Shareholders believe that to be the case;

(3) a certification that the requirements of subparagraphs (i) and (ii) of this paragraph (b) have been met, as well as information reasonably designed to allow the Trustees to verify that certification;

(4) a list of all other derivative or class actions in which any of the Complaining Shareholders is or was a named plaintiff, the court in which such action was filed, the date of filing, the name of all counsel to any plaintiffs and the outcome or current status of such actions;

(5) a certification of the number of Shares of the affected Series or Class owned beneficially or of record by each Complaining Shareholder at the time set forth in subparagraphs (i), (ii) and (iii) of this paragraph (b) and an undertaking that each Complaining Shareholder will be a Shareholder of the affected Series or Class as of the commencement of and throughout the derivative action and will notify the Trust in writing of any sale, transfer or other disposition by any of the Complaining Shareholders of any such Shares within three (3) business days thereof; and

(6) an acknowledgment of the provisions of paragraphs (f) and (g) of this Section below;

(iv) Shareholders owning Shares representing in the aggregate at least ten percent (10%) of the voting power of the affected Series or Class must join in initiating the derivative action; and

(v) A copy of the proposed derivative complaint must be served on the Trust, assuming the requirements of subparagraphs (i) through (iv) above have already been met and the derivative action has not been barred in accordance with paragraph (d) below.

(c) Within 90 calendar days of the receipt of a Shareholder demand submitted in accordance with the requirements above, those Trustees who are independent for purposes of considering the demand or a committee comprised of some or all of such Trustees (the “independent Trustees”) will consider, with the assistance of counsel who may be retained by such Trustees on behalf and at the expense of the Trust, the merits of the claim and determine whether maintaining a suit would be in the best interests of the Trust. If, during this 90-day period, those independent Trustees conclude that a determination as to the maintenance of a suit cannot reasonably be made within the 90-day period, those independent Trustees may extend the 90-day period by a period of time that the independent Trustees consider will be sufficient to permit them to make such a determination, not to exceed 60 calendar days from the end of the initial 90-day period (such 90-day period, as may be extended as provided hereunder, the “review period”) or such other reasonable term as those independent Trustees determine. Trustees who are not deemed to be Interested Persons of the Trust are deemed independent for all purposes, including for the purpose of approving or dismissing a derivative action. A Trustee otherwise independent for purposes of considering the demand shall not be considered not to be independent solely by virtue of (i) the fact that such Trustee receives remuneration for his service as a Trustee of the Trust or as a trustee or director of one or more investment companies with the same or an affiliated investment adviser or underwriter, (ii) the amount of such remuneration, (iii) the fact that such Trustee was identified in the demand as a potential defendant or witness, or (iv) the fact that the Trustee approved the act being challenged in the demand if the act resulted in no material personal benefit to the Trustee or, if the Trustee is also a Shareholder, no material personal benefit that is not shared pro rata with other Shareholders.

(d) If the demand has been properly made under paragraph (b) of this Section, and a majority of the independent Trustees have considered the merits of the claim and have determined that maintaining a suit would not be in the best interests of the Trust, the demand shall be rejected and the Complaining Shareholders shall not be permitted to maintain a derivative action unless they first sustain the burden of proof to the court that the decision of the Trustees not to pursue the requested action was not a good faith exercise of their business judgment on behalf of the Trust. If upon such consideration a majority of the independent Trustees determine that such a suit should be maintained, then the appropriate officers of the Trust shall cause the Trust to commence that suit and such suit shall proceed directly rather than derivatively or permit the Complaining Shareholders to proceed derivatively, provided however that any counsel representing the interests of the Trust shall be approved by the Trustees. The Trustees, or the appropriate officers of the Trust, shall inform the Complaining Shareholders of any decision reached under this paragraph (d) by sending written notice to each Complaining Shareholder, or the Shareholder’s counsel, if represented by counsel, within five business days of such decision having been reached.

(e) If notice of a decision has not been sent to the Complaining Shareholders or the Shareholders’ counsel within the time permitted by paragraph (d) above, and subparagraphs (i) through (v) of paragraph (b) above have been complied with, the Complaining Shareholders shall not be barred by this Declaration of Trust from commencing a derivative action.

(f) A Complaining Shareholder whose demand is rejected pursuant to paragraph (d) above shall be responsible for the costs and expenses (including attorneys’ fees) incurred by the Trust in connection with the Trust’s consideration of the demand if a court determines that the demand was made without reasonable cause or for an improper purpose. A Shareholder who commences or maintains a derivative action in violation of this Section shall reimburse the Trust for the costs and expenses (including attorneys’ fees) incurred by the Trust in connection with the action if the action is dismissed on the basis of the failure to comply with this Section. If a court determines that any derivative action has been brought without reasonable cause or for an improper purpose, the costs and expenses (including attorneys’ fees) incurred by the Trust in connection with the action shall be borne by the Shareholders who commenced the action.

(g) The Trust shall be responsible for payment of attorneys’ fees and legal expenses incurred by a Complaining Shareholder in any circumstances only if required by law. The Trust shall not be obligated to pay any attorneys’ fees so incurred by a Complaining Shareholder other than fees that are reasonable and that do not exceed an amount calculated using reasonable hourly rates.

(h) No Shareholder may make demand or commence a derivative action on behalf of any Series of the Trust of which he or she is not a shareholder.

Section 11. Severability. The provisions of this Declaration of Trust are severable if the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect such provision in any other jurisdiction or any other provision of this Declaration of Trust.

IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this Declaration of Trust as of the date set forth above.

Ashok N. Bakhru,
as Trustee and not individually

John P. Coblentz, Jr.,
as Trustee and not individually

James A. McNamara,

as Trustee and not individually

Richard P. Strubel,
as Trustee and not individually